EXHIBIT 11.1

                            JEFFERSON SMURFIT CORPORATION
                          CALCULATION OF PER SHARE EARNINGS
                         (In millions except per share data)



                                                             Year Ended December 31,
                                                       1996<fn1>    1995<fn1>   1994<fn1><fn2>
Primary earnings per share
Weighted average shares outstanding                       111          111          101

Income applicable to common shares
  before extraordinary item                             $ 117        $  247       $  12
Extraordinary item                                         (5)           (4)        (55)
Net income (loss) applicable to common shares           $ 112        $  243       $ (43)

Per share amounts
  Net income before extraordinary item                  $1.05        $ 2.23       $ .12
  Extraordinary item                                     (.04)         (.04)       (.55)
  Net income (loss) applicable to common shares         $1.01        $ 2.19       $(.43)


Fully diluted earnings per share
Weighted average shares outstanding                       111           111         101

Income applicable to common shares
  before extraordinary item                             $ 117        $  247       $  12
Extraordinary item                                         (5)           (4)        (55)
Net income (loss) applicable to common shares           $ 112        $  243       $ (43)

Per share amounts
  Net income before extraordinary item                  $1.05        $ 2.23       $ .12
  Extraordinary item                                     (.04)         (.04)       (.55)
  Net income (loss) applicable to common shares         $1.01        $ 2.19       $(.43)

<fn1> The computation does not include common stock equivalents associated with stock options since the dilutive effect on earnings per share is not material.
<fn2> Gives effect to the ten-for-one stock conversion pursuant to the
      Reclassification in 1994.